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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule ss.240.14a-12

                        Smith Barney AAA Energy Fund L.P.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1.   Title of each class of securities to which transaction applies:

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     2.   Aggregate number of securities to which transaction applies:

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     3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4.   Proposed maximum aggregate value of transaction:

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     5.   Total fee paid:

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SEC 1913 (04-05)

Persons who are to respond to the Collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1. Amount Previously Paid:

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     2. Form, Schedule or Registration Statement No.:

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     3. Filing Party:

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  4. Date Filed:

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


                        SMITH BARNEY AAA ENERGY FUND L.P.

                        c/o Citigroup Managed Futures LLC
                        731 Lexington Avenue - 25th Floor
                            New York, New York 10022


                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with a solicitation by Citigroup Managed Futures LLC (the successor of Smith Barney Futures Management, Inc.), which is the general partner ("CMF" or the "General Partner") of Smith Barney AAA Energy Fund L.P. (the "Partnership"). The General Partner is soliciting the approval by the limited partners of the Partnership of an amendment to the Limited Partnership Agreement of the Partnership, dated as of January 5, 1998, by and among CMF, as general partner, AAA Capital Management Advisors, Ltd., as special limited partner ("AAA") (AAA succeeded AAA Capital Management, Inc. as special limited partner to the Partnership effective as of April 3, 2006.), David J. Vogel, as initial limited partner, and the other limited partners of the Partnership (the "Agreement"). Proxy solicitations will be made primarily by mail, but may also be made by telephone and personal interviews conducted by officers or employees of Smith Barney, a division of Citigroup Global Markets, Inc., the Partnership's selling agent. The cost of the solicitation will be borne by the General Partner.

     This Proxy Statement and ballot are intended to be mailed on or about July 10, 2006 to each limited partner of record as of the close of business on May 31, 2006. The ballot is irrevocable by the limited partner.

     The proposal set forth herein proposes an amendment to the Agreement. The Agreement requires that limited partners (the "Required Limited Partners") owning more than 50% of the units of limited partnership interest (the "Units") outstanding approve in writing the amendment of the Agreement.

     The Partnership had 45,310.3183 Units outstanding as of May 31, 2006. Holders of record of Units at the close of business on May 31, 2006 will be entitled to one vote for each Unit so held of record. To the knowledge of the General Partner, no single security holder or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934) beneficially owns more than 5% of the Units. As of May 31, 2006, the General Partner owned units of general partnership interest equivalent to 913.9790 Units; Mr. David J. Vogel, President and Director of CMF, owned 101.0801 (less than 1%) Units; and Mr. Daniel McAuliffe, Chief Financial Officer and Director of CMF, owned 10.3165 (less than 1%) Units.

     In order that your Units may be voted, you are requested to:

     - indicate your instructions on the ballot;

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

     - date and sign the ballot; and

     - mail the ballot promptly in the enclosed envelope, which requires no postage if mailed in the United States.

     The General Partner would like to receive the signed ballots by August 15, 2006. If the General Partner receives ballots in favor of the proposal from the Required Limited Partners prior to August 15, 2006, the General Partner reserves the right to amend the Partnership Agreement as of such earlier date. Alternatively, if the General Partner does not receive ballots in favor of the proposal from the Required Limited Partners by August 15, 2006, the General Partner reserves the right to accept ballots, and amend the Partnership Agreement upon the receipt of ballots in favor of the proposal from the Required Limited Partners, after such date.

     If a limited partner has specified a choice on his ballot, his Units will be voted accordingly. In the absence of a specified choice and provided the ballot is signed, Units will be voted in favor of the proposal. If a limited partner had not signed and returned his ballot, his Units will not be voted in favor of the proposal.

     A limited partner may withdraw all or part of his capital contribution and undistributed profits, if any, from the Partnership in multiples of the net asset value of a Unit (such withdrawal being herein referred to as "redemption") as of the last day of a month after a request for redemption has been made to the General Partner; provided that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them.


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


                                    PROPOSAL

                           AMENDMENT OF THE AGREEMENT
                      TO CHANGE THE PROFIT SHARE ALLOCATION
                    DUE TO AAA SO THAT THE ALLOCATION IS MADE
                         QUARTERLY RATHER THAN ANNUALLY.

     On June 22, 2006, the Board of Directors of the General Partner approved for submission to the limited partners of the Partnership an amendment to the Agreement in order to change the profit share allocation due to AAA, as special limited partner of the Partnership, so that the allocation is made quarterly rather than annually. AAA is the Partnership's sole advisor.

Reasons for the Amendment

     AAA has requested that the profit share allocation it receives as special limited partner of the Partnership be made quarterly rather than annually. Allocating the profit share to AAA on a quarterly rather than an annual basis will provide AAA with increased liquidity. AAA requires such liquidity to meet its ongoing operating expenses and to compensate its employees on a timely basis. AAA's assets under management, including the Partnership's assets, have grown over time. As a result, AAA's roster of employees and its administrative requirements have grown proportionately. The additional liquidity provided by quarterly allocations will allow AAA to continue to function efficiently as the Partnership's advisor.

     In addition, allocating the profit share to AAA on a quarterly basis will further ensure that AAA's compensation more closely tracks the performance of the Partnership during periods of market volatility.

Special Considerations

     If the proposal is adopted, and the Agreement is amended, AAA will be assured a profit share allocation during each calendar quarter for which the Partnership has achieved New Trading Profits, as defined in the Agreement. AAA is guaranteed to retain such profit share allocation even if the Partnership incurs a loss in a subsequent quarter. This allocation arrangement creates the potential, particularly during volatile periods in the market, that the profit share allocation received by AAA in any given year will exceed that which AAA would have received had the profit share allocation been made annually rather than quarterly.

     The General Partner has performed a comparison of (i) the actual annual profit share allocation received by AAA during the period beginning on January 1, 2001 and ending on March 31, 2006 and (ii) the hypothetical quarterly profit share allocation for the same period. During this period, there would have been no material economic difference to the Partnership or any limited partner had the profit share allocation been made quarterly rather than annually. As described in the prior paragraph, however, there are fact patterns that may occur in the future in which allocating the profit share to AAA on a quarterly basis rather than an annual basis would result in a larger amount of allocation to AAA and, therefore, to adverse economic consequences to the Partnership and the limited partners.

Proposed Amendment

     The General Partner proposes to amend the Agreement by:

     1. Amending Paragraph 7(b)(4) of the Agreement, which presently reads:

     "As of each calendar year-end, the aggregate amount of net increase in Net Assets allocated pursuant to Paragraph 7(b)(3) shall be adjusted by charging the Partnership an amount equal to the Special Limited Partner's Profit Share allocation payable as of such calendar year-end, pursuant to Paragraph 8 and by crediting such amount to the Special Limited Partner's capital account."

     by replacing it in its entirety with the following:

     "As of each calendar quarter-end, the aggregate amount of net increase in Net Assets allocated pursuant to Paragraph 7(b)(3) shall be adjusted by charging the Partnership an amount equal to the Special Limited Partner's Profit Share allocation payable as of such calendar quarter-end, pursuant to Paragraph 8 and by crediting such amount to the Special Limited Partner's capital account."

     2. Amending Paragraph 8 of the Agreement, which presently reads:

     "The Special Limited Partner shall receive an annual profit share (a "Profit Share") allocation to its capital account in the Partnership in the form of additional Units and/or partial Units the value of which shall be equal to 20% of the New Trading Profits generated by the Special Limited Partner on behalf of the Partnership as of each calendar year-end. The Profit Share allocation shall be made to the Special Limited Partner within twenty (20) business days following the end of the calendar year.

     New Trading Profits means the excess, if any, of Net Assets managed by the Special Limited Partner at the end of the fiscal year over Net Assets managed by the Special Limited Partner at the end of the highest previous fiscal year or Net Assets allocated to the Special Limited Partner at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if any, made during the fiscal year decreased by interest or other income not directly related to trading activity, earned on the Partnership's assets during the fiscal year whether the assets are held separately or in margin accounts. Ongoing expenses will be attributed to the Special Limited Partner based on the Special Limited Partner's proportionate share of Net Assets. Ongoing expenses above will not include expenses of litigation not involving the activities of the Special Limited Partner on behalf of the Partnership. Ongoing expenses include offering and organizational expenses of the Partnership. No Profit Share shall be allocable until the end of the first calendar year of trading, which allocation shall be based on New Trading Profits earned from the commencement of trading operations by the Partnership through the end of the first calendar year. Interest income earned, if any, will not be taken into account in computing New Trading Profits earned by the Special Limited Partner.


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

     If any Profit Share allocation is made to the Special Limited Partner with respect to New Trading Profits, and the Partnership thereafter incurs a net loss for a subsequent period, the Special Limited Partner will retain the Profit Share previously allocated in respect of New Trading Profits. If Net Assets allocated to the Special Limited Partner are reduced due to net redemptions, distributions or reallocations (net of additions), there will be a corresponding proportional reduction in the related loss carryforward amount that must be recouped before the Special Limited Partner is eligible to receive another Profit Share. However, the Special Limited Partner would not be allocated any Profit Share thereafter until all of such losses were recovered and the Special Limited Partner achieved additional New Trading Profits.

     If the Partnership is terminated or the Special Limited Partner is removed as advisor of the Partnership on a date other than a calendar quarter-end, the Profit Share allocation described above shall be determined and made as if such date were a calendar quarter-end."

     by replacing it in its entirety with the following:

     "The Special Limited Partner shall receive a quarterly profit share (a "Profit Share") allocation to its capital account in the Partnership in the form of additional Units and/or partial Units the value of which shall be equal to 20% of the New Trading Profits generated by the Special Limited Partner on behalf of the Patrnership as of each calendar quarter-end. The Profit Share allocation shall be made to the Special Limited Partner within twenty (20) business days following the end of the calendar quarter.

     New Trading Profits with respect to a calendar quarter means the excess, if any, of Net Assets managed by the Special Limited Partner at the end of the calendar quarter over Net Assets managed by the Special Limited Partner at the end of the highest previous fiscal quarter or Net Assets allocated to the Special Limited Partner at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if any, made during the fiscal quarter decreased by interest or other income not directly related to trading activity, earned on the Partnership's assets during the fiscal quarter whether the assets are held separately or in margin accounts. Ongoing expenses will be attributed to the Special Limited Partner based on the Special Limited Partner's proportionate share of Net Assets. Ongoing expenses above will not include expenses of litigation not involving the activities of the Special Limited Partner on behalf of the Partnership. Ongoing expenses include offering and organizational expenses of the Partnership. Notwithstanding the above, the Profit Share allocable on September 30, 2006 shall be based on New Trading Profits earned from January 31, 2006 through September 30, 2006. Interest income earned, if any, will not be taken into account in computing New Trading Profits earned by the Special Limited Partner.

     If any Profit Share allocation is made to the Special Limited Partner with respect to New Trading Profits, and the Partnership thereafter incurs a net loss for a subsequent period, the Special Limited Partner will retain the Profit Share previously allocated in respect of New Trading Profits. If Net Assets allocated to the Special Limited Partner are reduced due to net redemptions, distributions or reallocations (net of additions), there will be a corresponding proportional reduction in the related loss carryforward amount that must be recouped before the Special Limited Partner is eligible to receive another Profit Share. However, the Special Limited Partner would not

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

be allocated any Profit Share thereafter until all of such losses were recovered and the Special Limited Partner achieved additional New Trading Profits.

     If the Partnership is terminated or the Special Limited Partner is removed as advisor of the Partnership on a date other than a calendar quarter-end, the Profit Share allocation described above shall be determined and made as if such date were a calendar quarter-end."

     3. Amending the third to last sentence in the second paragraph of Paragraph 6, which presently reads:

     "The Special Limited Partner will contribute advisory services and will receive an annual allocation in Units as described in Paragraph 8."

     by replacing it in its entirety with the following:

     "The Special Limited Partner will contribute advisory services and will receive a quarterly allocation in Units as described in Paragraph 8."

     THE BOARD OF DIRECTORS OF THE GENERAL PARTNER RECOMMENDS THAT THE LIMITED PARTNERS OF THE PARTNERSHIP VOTE "FOR" THIS PROPOSAL.

                       SMITH BARNEY AAA ENERGY FUND L. P.

                        c/o Citigroup Managed Futures LLC
                        731 Lexington Avenue - 25th Floor
                            New York, New York 10022

                                     BALLOT

                         PLEASE MAIL BY AUGUST 15, 2006



                           AMENDMENT OF THE AGREEMENT
                      TO CHANGE THE PROFIT SHARE ALLOCATION
                    DUE TO AAA SO THAT THE ALLOCATION IS MADE
                         QUARTERLY RATHER THAN ANNUALLY
                         (AS DESCRIBED IN THE PROPOSAL)



         _____  For          _____  Against          _____  Abstain


THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE ON A SIGNED BALLOT, THE BALLOT WILL BE VOTED FOR THE PROPOSAL.

Please sign exactly as name appears on the Partnership's books. When Units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:  _______________, 2006

                                                 By
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                                 By
                                                    ----------------------------
                                                    Name:
                                                    Title:

          THIS BALLOT IS SOLICITED ON BEHALF OF THE GENERAL PARTNER OF
                        SMITH BARNEY AAA ENERGY FUND L.P.





Dear Limited Partner:

Enclosed is a Proxy Statement regarding Smith Barney AAA Energy Fund L.P.

We request your approval of an amendment to the Limited Partnership Agreement in order to change the profit share allocation due to AAA Capital Management Advisors, Ltd., as special limited partner of the Partnership, so that the allocation is made quarterly rather than annually.

Please read the statement and this letter and return your ballot as soon as possible in the enclosed envelope. We would like to receive the signed ballots by August 15, 2006.

If we receive ballots in favor of the proposal from the required limited partners prior to August 15, 2006, we reserve the right to amend the Limited Partnership Agreement as of such earlier date. Alternatively, if we do not receive ballots in favor of the proposal from the required limited partners by August 15, 2006, we reserve the right to accept ballots, and amend the Limited Partnership Agreement upon the receipt of ballots in favor of the proposal from the required limited partners, after such date.

For reasons stated in the Proxy Statement, we recommend that you vote for the proposal.

If you have questions regarding this Proxy Statement or the ballot, you may contact your Smith Barney Financial Advisor or call us at (212) 559-2011.

Thank you for your investment in Smith Barney AAA Energy Fund LP.

Sincerely,



Daniel R. McAuliffe, Jr.

Director and Chief Financial Officer
Citigroup Managed Futures LLC


                Please vote by completing the enclosed ballot and

             mailing it by August 15, 2006 in the envelope provided.

                             YOUR VOTE IS IMPORTANT
                        NO MATTER HOW MANY UNITS YOU OWN

     Please indicate your voting instructions on the enclosed ballot, date and sign the ballot, and return it in the envelope provided.

     If you sign, date and return the ballot, but give no voting instructions,
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your Units will be voted "FOR" all proposals noticed above.
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     In order to avoid the additional expense to the General Partner of further solicitation, we ask your cooperation in mailing in your ballot promptly. Unless proxies of corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the ballot, they will not be voted.

   Please vote by completing the enclosed ballot and mailing it by August 15,
                         2006 in the envelope provided.


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